EXHIBIT 11


                         INDEPENDENCE HOLDING COMPANY
                       Computation of Per Share Earnings
                   (In Thousands, Except Per Share Amounts)


                                               THREE MONTHS ENDED
                                                   MARCH 31,
                                               1997          1996
                                            ------------------------
PRIMARY EARNINGS PER SHARE
INCOME:
  Income from continuing
   operations..............................$   2,260       $   1,363
  Income from discontinued
   operations, net.........................    -                 431
                                            --------        --------
  Net income...............................$   2,260       $   1,794
                                            ========        ========
SHARES:
  Weighted average common
   shares outstanding......................    7,432           7,432
  Shares assumed issued for options........       42              33
                                            --------        --------
  Average common and common
  equivalents shares outstanding...........    7,474           7,465
                                            ========        ========
 INCOME PER SHARE:
  Primary income per share from
   continuing operations...................$     .30       $     .18
  Primary income per share from
   discontinued operations.................      -               .06
                                            --------        --------
  Primary net income per share.............$     .30       $     .24
                                            ========        ========

FULLY DILUTED EARNINGS PER SHARE (A)
 USE OF PROCEEDS:
  Assumed exercise of warrants.............$  32,182       $  32,182
  Assumed exercise of options..............    2,591           2,203
  Repurchase of treasury stock at
   average market price of $7.32
   and $7.66, respectively.................  (10,880)        (11,387)
  Assumed payment of debt
   outstanding.............................    -             (12,111)
                                            --------        --------
  Assumed balance to be invested...........$  23,893       $  10,887
 INCOME:                                    ========        ========
  Net income from continuing
   operations..............................$   2,260       $   1,363
   Pro-forma interest income...............      448             204
   Pro-forma reduction of
    interest expense.......................    -                 227
                                            --------        --------
  Adjusted net income from
   continuing operations...................    2,708           1,794
  Income from discontinued
   operations, net.........................    -                 431
                                            --------        --------
  Adjusted net income......................$   2,708       $   2,225
                                            ========        ========
 SHARES:
  Weighted average shares
  outstanding..............................    7,432           7,432
  Shares assumed issued for warrants.......    1,966           1,817
  Shares assumed issued for options........      386             316
  Treasury stock assumed purchased.........   (1,486)         (1,486)
                                            --------        --------
  Adjusted average shares
   outstanding.............................    8,298           8,079
                                            ========        ========
 INCOME PER SHARE:
  Fully diluted income per share
   from continuing operations..............$     .33       $     .22
  Fully diluted income per share
   from discontinued operations............    -                 .06
                                            --------        --------
  Fully diluted net income per share.......$     .33       $     .28
                                            ========        ========

(A) The fully diluted earnings per share calculation, utilizing the treasury stock method as prescribed by paragraphs 38(a) and 38(b) of APB No. 15, is anti-dilutive.